TRANSAMERICA SERIES TRUST

SCHEDULE I

AMENDED AND RESTATED DISTRIBUTION AGREEMENT

Revised May 1, 2023

Listed below are current series of the Trust. All series, except as noted, offer Initial Class shares and Service Class shares. Transamerica 60/40 Allocation VP, Transamerica American Funds Managed Risk VP, Transamerica BlackRock iShares Edge 50 VP, Transamerica BlackRock iShares Edge 75 VP, Transamerica BlackRock iShares Edge 100 VP, Transamerica BlackRock iShares Dynamic Allocation – Balanced VP, Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP, Transamerica Goldman Sachs 70/30 Allocation VP, Transamerica Great Lakes Advisors Large Cap Value VP, Transamerica Madison Diversified Income VP, Transamerica Market Participation Strategy VP, Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP, and Transamerica ProFund UltraBear VP currently only offer Service Class shares.

Transamerica 60/40 Allocation VP Transamerica Aegon Bond VP (formerly, Transamerica PIMCO Total Return VP)
Transamerica Aegon Core Bond VP (formerly, Transamerica JPMorgan Core Bond VP)
Transamerica Aegon High Yield Bond VP
Transamerica Aegon Sustainable Equity Income VP
Transamerica Aegon U.S. Government Securities VP
Transamerica American Funds Managed Risk VP
Transamerica BlackRock Government Money Market VP Transamerica BlackRock iShares Active Asset Allocation – Conservative VP
Transamerica BlackRock iShares Active Asset Allocation – Moderate Growth VP

Transamerica BlackRock iShares Active Asset Allocation – Moderate VP

Transamerica BlackRock iShares Dynamic Allocation – Balanced VP

Transamerica BlackRock iShares Dynamic Allocation – Moderate Growth VP

Transamerica BlackRock iShares Edge 40 VP

Transamerica BlackRock iShares Edge 50 VP

Transamerica BlackRock iShares Edge 75 VP

Transamerica BlackRock iShares Edge 100 VP

Transamerica BlackRock Real Estate Securities VP (formerly, Transamerica BlackRock Global Real Estate Securities VP)
Transamerica BlackRock Tactical Allocation VP
Transamerica Goldman Sachs 70/30 Allocation VP
Transamerica Goldman Sachs Managed Risk – Balanced ETF VP (formerly, Transamerica Managed Risk-Balanced ETF VP)
Transamerica Goldman Sachs Managed Risk – Conservative ETF VP (formerly, Transamerica Managed Risk-Conservative ETF VP)
Transamerica Goldman Sachs Managed Risk – Growth ETF VP (formerly, Transamerica Managed Risk-Growth ETF VP)
Transamerica Great Lakes Advisors Large Cap Value VP (formerly, Transamerica Rothschild & Co Large Cap Value VP)
Transamerica International Focus VP
Transamerica Janus Balanced VP Transamerica Janus Mid-Cap Growth VP
Transamerica JPMorgan Asset Allocation – Conservative VP
Transamerica JPMorgan Asset Allocation – Growth VP
Transamerica JPMorgan Asset Allocation – Moderate VP
Transamerica JPMorgan Asset Allocation - Moderate Growth VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JP Morgan International Moderate Growth VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Market Participation Strategy VP
Transamerica Morgan Stanley Global Allocation VP
Transamerica Morgan Stanley Global Allocation Managed Risk – Balanced VP
Transamerica MSCI EAFE Index VP

Transamerica Multi-Managed Balanced VP
Transamerica PIMCO Tactical - Balanced VP
Transamerica PIMCO Tactical – Conservative VP
Transamerica PIMCO Tactical – Growth VP
Transamerica PineBridge Inflation Opportunities VP
Transamerica ProFund UltraBear VP
Transamerica Small/Mid Cap Value VP
Transamerica S&P 500 Index VP
Transamerica T. Rowe Price Small Cap VP
Transamerica TS&W International Equity VP
Transamerica WMC US Growth VP